UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2019

Gevo, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35073	87-0747704
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

345 Inverness Drive South, Building C, Suite 310 Englewood, CO 80112
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (303) 858-8358

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
Common Stock, par value $0.01 per share	GEVO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.     Entry into a Material Definitive Agreement.

On August 7, 2019, Gevo, Inc. (the “Company”) entered into a Renewable ATJ Purchase and Sale Agreement (the “Agreement”) with Air Total International, S.A. (“Air Total”), pursuant to which the Company agreed to supply renewable alcohol-to-jet fuel (“ATJ”) to Air Total under a three-year offtake agreement, which may be extended for an additional four years upon mutual agreement by the parties. Air Total will initially purchase certain minimal quantities of ATJ produced at a demonstration hydrocarbons plant operated by the Company in partnership with South Hampton Resources, Inc. located in Silsbee, Texas. The Company expects to sell Air Total increasing amounts of ATJ upon the completion of two expansion projects to increase ATJ production capabilities at the Company’s biofuels production facility in Luverne, Minnesota. The first expansion project is referred to as the “Interim Project” and the second, larger expansion project is referred to as the “Expansion Project.” The Company will sell the ATJ under the Agreement at certain fixed prices over the term of the Agreement.

Either party may terminate the Agreement upon 30 days’ written notice if the Interim Project is not completed within two years of execution of the Agreement. The Agreement also contains customary representations, warranties, covenants and confidentiality provisions, and also contains mutual indemnification obligations.

The foregoing description of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of such Agreement, a copy of which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1†	Renewable ATJ Purchase and Sale Agreement, effective July 26, 2019, between Gevo, Inc. and Air Total International, S.A..

†

Certain portions of the exhibit have been omitted pursuant to Rule 601(b)(10) of Regulation S-K. The omitted information is (i) not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEVO, INC.

Dated: August 13, 2019	By:	/s/ Geoffrey T. Williams, Jr.
Geoffrey T. Williams, Jr.
General Counsel and Secretary